UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 6, 2020

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(888) 928-1312

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio, Inc., a Nevada Corporation, is referred to herein as “we”, “our”, or “us”.

Item 1.01 Entry into a Material Definitive Agreement

Background

As of August 6, 2020, we had the following Promissory Notes with Redstart Holdings Corp. (“Redstart”) that had been assigned by Power Up Lending Group, Inc. to Redstart: (a) a May 4 2020 Note in the principal amount of $103,000 with accrued interest (the “May 2020 Note”); and (b) a June 8, 2020 Note in the principal amount of $63,000 with accrued interest (the “June 2020 Note”) (the May 2020 Note and the June 2020 Note are referred to collectively herein as the “Notes”).

Settlement Agreement

On November 2, 2020, we concluded a Settlement Agreement (the “Agreement”) with Redstart providing that we shall pay Redstart the principal amount, accrued interest, and prepayment penalties upon the Notes, by the following dates: (a) the May 2020 Note by November 3, 2020, which payment has already been made; and (b) the June 2020 Note by December 7, 2020. Further, the Agreement provides that an aggregate of 94,236,019 reserve shares shall be released by our transfer agent upon each Note respective payout and pursuant to Redstart’s instructions to the transfer agent (59,000,000 shares allocated to the May 2020 Note and 35,236,019 shares allocated to the June 2020 Note).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2020	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

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